Exhibit 10.4

MACRO HOLDING, INC.

2005 NON-QUALIFIED STOCK OPTION PLAN

THE BOARD OF DIRECTORS HAS ADOPTED THIS 2005 NON-QUALIFIED STOCK OPTION PLAN EFFECTIVE DECEMBER 14, 2005 (THE “PLAN”), WHICH PROVIDES AS FOLLOWS:

1. Purpose of this Plan.1 The purpose of this Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business and that of its direct and indirect subsidiaries.

2. Administration of this Plan.

(a) Administrator. This Plan shall be administered by a committee of one or more members, who need not be Directors, appointed from time to time by the Board. Unless otherwise agreed by the Board, such committee shall always include the Company’s President and such other members as designated from time to time by the Company’s President on behalf of the Board.

(b) Powers of the Administrator. Subject to the provisions of this Plan (including, without limitation, Section 3 hereof) and any specific duties or restrictions set forth from time to time by the Board, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to exercise all of the powers granted to it under this Plan;

(ii) to determine the persons to whom Options are to be granted under this Plan, except that any Option grant to any Director or Consultant, or to the Company’s Chairman, CEO or President, or to any Vice President or other senior level executive of the Company or of any of its operating subsidiaries or to any other member of management who otherwise reports directly to the Company’s President, CEO or Chairman, shall require prior approval by the Board;

(iii) to determine the number of Shares to be covered by each Option granted hereunder to the extent that any such grant does not exceed options for 25,000 Shares to any particular person in a calendar year (as adjusted for stock splits or the like);

(iv) to determine the Fair Market Value of the Common Stock at the time that an Option is exercised to determine the applicable tax withholding obligations in connection with the exercise of any Option granted hereunder;

[1]	Defined terms used in this Plan are found in Section 19 hereof.

(v) to construe, interpret and implement this Plan and written Option Agreements;

(vi) to prescribe, amend and rescind any rules and regulations relating to this Plan or any Option Agreement, including rules governing its own operations;

(vii) to make all determinations necessary or advisable in administering this Plan or interpreting any Option Agreement;

(viii) to correct any defect, supply any omission and reconcile any inconsistency in this Plan or any Option Agreement; and

(ix) to amend this Plan to reflect changes in applicable law.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

(d) Liability of Administrator. No member of the committee that constitutes the Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any award thereunder.

(e) Decision Making. Actions of the Administrator shall be determined by the Company’s President, with input from the other members of the committee that constitutes the Administrator. Notwithstanding the foregoing, the Board may overrule any action made by the Administrator.

3. Actions Requiring Board Approval. Notwithstanding the foregoing, the Administrator may not take the following actions without the prior approval of the Board:

(a) determine the option price of shares of Common Stock purchasable under any option granted under this Plan (which determinations shall be made in accordance with Section 9 of this Plan);

(b) grant Options to any Director or Consultant, or to the Company’s Chairman, CEO or President, or to any Vice President or other senior level executive of the Company or of any of its operating subsidiaries or to any other member of management who otherwise reports directly to the Company’s President, CEO or Chairman;

(c) grant Options under this Plan pursuant to an Option Agreement other than in the form attached as Exhibit “A” hereto, which form the Board has approved;

(d) determine the number of Shares to be covered by each Option granted hereunder to the extent that any such grant exceeds options for 25,000 Shares to any particular person in a calendar year (as adjusted for stock splits or the like);

(e) grant Options for an amount of Shares which would cause the total number of Option grants in a particular calendar year to be for greater than 250,000 Shares in the aggregate for such calendar year (as adjusted for stock splits or the like);

(f) determine whether to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

(g) initiate an Option Exchange Program;

(h) determine whether to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of any Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld; the Fair Market Value of the Shares to be withheld shall be determined as of the date that the amount of tax to be withheld is to be determined; all elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; or

(i) determine whether to allow Optionees to satisfy exercise price obligations under a cashless exercise program implemented by the Company.

4. Eligibility. Options may be granted under this Plan to any Service Provider. In determining the Service Providers to whom options shall be granted and the terms thereof, the Administrator (and the Board, if applicable) shall take into consideration the person’s present and potential contribution to the success of the Company and its direct and indirect subsidiaries and such other factors as the Administrator (and the Board, if applicable) may deem proper and relevant.

5. Stock Subject to Options. Subject to the provisions of Section 14 below, the maximum aggregate number of Shares that may be subject to option and sold under this Plan shall not exceed an amount equal to 5,429,356 Shares, less the total aggregate number of Shares subject to options granted by the Company outside of this Plan that are outstanding at that time (including, without limitation, shares subject to options granted under the Company’s 2003 Stock Option Plan and its 1999 Assumed Stock Option Plan). The Shares may be authorized but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under this Plan (unless this Plan has terminated) provided that the granting and terms comply in all respects with this Plan. However, Shares that have actually been issued under this Plan, upon exercise of an Option, shall not be returned to this Plan and shall not become available for future distribution under this Plan.

6. Limitations. Neither this Plan nor any Option Agreement shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as an Employee with the Company, nor shall it interfere in any way with the Employee’s right or the Company’s, a Parent’s or a Subsidiary’s right to terminate such relationship at any time, with or without cause, and with or without notice.

7. Expiration and Termination of Plan. This Plan shall become effective upon its adoption by the Board and shall continue in effect until it is terminated in accordance with

Section 16 hereof. Options may be granted under this Plan at any time and from time to time prior to the expiration or termination of this Plan, except as to options then outstanding under this Plan. Such options shall remain in effect until they have been exercised or have expired. Except with respect to any options then outstanding under this Plan, this Plan may be terminated or amended with advance approval of the proposed amendment in accordance with Section 16. No modification, extension, renewal or other change in any option granted under this Plan shall be made after the grant of such option unless the same is consistent with the provisions of this Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

9. Option Price. The option price of each share of Common Stock purchasable under any Option granted under this Plan shall be determined by at least a majority of the whole Board of Directors and such price shall be set forth in each respective Option Agreement entered into pursuant to this Plan. In no event shall the option price be less than 100% of the Fair Market Value of the Common Stock at the time the option is granted. The Board’s determination of the Fair Market Value shall be conclusive and the purchase price of shares of Common Stock under Options granted on any particular date shall be set forth in the minutes of the meeting of the Board when such price was determined.

10. Consideration, and Duration of Options.

(a) Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board if other than by check or cash. Such consideration may consist of, without limitation, (1) cash, (2) check, (3) promissory note, (4) other Shares, provided Shares acquired directly from the Company (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program, if any, implemented by the Company in connection with this Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In the event an Optionee is allowed to exercise such Optionee’s Option by delivery of a promissory note, such note shall be a full-recourse promissory note secured by the purchased Shares. The terms of such promissory note shall be determined by the Board in its sole discretion; provided, however, the par value of the Shares purchased upon the exercise of an Option shall not be paid through the use of a promissory note.

(b) Duration of Options. As to any person who is granted an option hereunder, the unexercised portion of any option granted under this Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(1) The expiration of ten (10) years from the date on which such option was granted;

(2) The expiration of such period of time or the occurrence of such event as the Administrator, in its discretion, may provide upon the granting thereof;

(3) In accordance with the terms of the Option Agreement as approved by the Administrator; or

(4) If an Optionee ceases to be a Service Provider (including, without limitation, by reason of death), such Optionee (or his or her estate or legal representative) may exercise such Optionee’s Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested and exercisable on the date of termination or as otherwise provided in the Option Agreement (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to such Optionee’s entire Option, the Shares covered by the unvested portion of the Option shall revert to this Plan. If, after termination, the Optionee does not exercise such Optionee’s Option (or it is otherwise unexercisable) within the time specified in the Option Agreement, the Option shall terminate to the extent not exercised, and the Shares covered by such Option shall revert to this Plan.

11. Exercise of Option. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

To determine applicable tax withholding obligations in connection with the exercise of any Option granted hereunder, the Administrator shall determine the Fair Market Value of the Common Stock at the time the Option is exercised.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) satisfaction of the other conditions outlined in this Plan or the Option Agreement, including, without limitation, payment of an amount equal to the income taxes required to be withheld from the Optionee. Shares issued upon exercise of an Option shall be issued in the name of the Optionee.

Until the Shares are issued (as evidenced by the issuance of an appropriate stock certificate, or the appropriate entry on the books of the Company or of a fully authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

12. Additional Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if in the opinion of counsel for the Company, such a representation is required.

(c) Other Conditions. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to execute (a) all documents that the Company or the Administrator determine, in their sole discretion, are necessary to ensure that Optionee will comply with the terms and provisions of (1) this Plan, and (2) the Option Agreement (including the attached Exhibits), (b) any stockholder agreement, voting agreement or other agreement generally required by the Company to be entered into by the stockholders of the Company or otherwise required to be executed by persons exercising options under any option plan or compensation plan maintained by the Company, (c) a non-disclosure agreement in a form provided by the Administrator in connection with any disclosures made by the Company to the Optionee pursuant to Rule 701 of the Securities Act or otherwise, and (d) any other agreement(s) that the Administrator may reasonably request.

13. Limited Transferability of Options; Divorce. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Any Option purported to be transferred to the spouse or former spouse of an Optionee pursuant to any court order or decree or settlement agreement issued or entered into incident to any divorce action shall terminate to the extent transferred, whether or not any such court order or decree or settlement agreement purports to merely recognize or document a community interest of such spouse or former spouse.

14. Changes in Capitalization; Merger or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number and type of Shares that have been authorized for issuance under this Plan but as to which no Options have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option, and the number and type of

Shares covered by each outstanding Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number or type of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of the Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Shares subject to an Option.

(b) Merger or Change of Control. In the event of (x) a merger of the Company with or into another entity or (y) a Change of Control, each outstanding Option may be assumed or an equivalent option substituted by the successor entity (or a Parent or Subsidiary of the successor entity) without the need for consent or approval by the Optionee. In the event that a proposed successor entity (or a Parent or Subsidiary of the successor entity) chooses not to assume or substitute for an Option, the Company shall give the Optionee written notice that the proposed successor entity chooses not to assume or substitute for an Option at least ten (10) days prior to completion of the merger or Change of Control, at which time each outstanding Option that is not fully vested and exercisable will conditionally vest on an accelerated basis and become conditionally exercisable, such accelerated vesting and exercise to be conditioned upon the completion of the merger or Change of Control. Notwithstanding the foregoing, in the event that the proposed successor entity (or a Parent or Subsidiary of the successor entity) chooses not to assume or substitute for an Option, then all options (including those where vesting accelerated pursuant to the previous sentence as well as Options that were already vested) shall terminate and be forfeited if not exercised prior to completion of the merger or Change of Control, such exercise to be conditioned upon completion of the merger or Change of Control. If the merger or Change of Control is not completed, any conditional acceleration of vesting and conditional exercise pursuant to this paragraph shall have no effect and the Option shall vest and become exercisable in accordance with its terms. For purposes of this paragraph, the determination of whether the terms of a proposed merger or Change of Control include appropriate provisions for an Option to be substituted for an equivalent option shall be made by the Administrator, which determination shall be final and binding on the Optionee. For the purposes of this paragraph, an Option shall be considered assumed if, following the merger or Change of Control, the Option will confer the right to purchase or receive, for each Share of Optioned Stock subject to such Option immediately prior to the merger or Change of Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if consideration received in the merger or Change of Control is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change of Control.

15. Time of Granting Options. The Administrator may make the determination to grant Options hereunder on an annual, semi-annual or quarterly basis, or more often as the Administrator deems appropriate (understanding, however, that Fair Market Value must be determined at the time of each grant).

16. Amendment and Termination of this Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan. Amendments to this Plan may include, but are not limited to, such matters as vesting requirements, the form of payment of awards, and the effects of employment termination.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment only to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of this Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under this Plan prior to the date of such termination.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

19. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the committee appointed by the Board in accordance with Section 2 hereof, which governs this Plan in accordance with Section 2 hereof and as otherwise provided in this Plan. The Administrator may sometimes be referred to as the “Stock Option Plan Administrative Committee.”

(b) “Applicable Laws” means all applicable laws, regulations, requirements and statutes relating to the administration of non-qualified stock option plans and agreements under U.S. state corporate laws, U.S. federal and state securities laws, and the Code.

(c) “Board” means the Company’s Board of Directors, including any Board committee (such as its Compensation Committee) having authority to act on behalf of the Board for certain purposes.

(d) “Change of Control” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company’s state of incorporation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions, hold at least thirty-five (35%) of the voting power of the surviving or acquiring entity, or (ii) a sale of all or substantially all of the assets of the Company. “Change of Control” shall not include a Change of Control resulting directly or indirectly from the sale of Common Stock to the public pursuant to a registration statement under the Securities Act.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the Company’s common stock.

(g) “Company” means Macro Holding, Inc., a Delaware corporation.

(h) “Consultant” means any person who has a written agreement with the Company or any Parent or Subsidiary to render consulting or advisory services to such entity or entities.

(i) “Director” means a member of the Board.

(j) “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on a national securities exchange (which term shall include, without limitation, the Nasdaq Stock Market), the last reported sales price of the Common Stock on such exchange on the date on which the option is granted (or if there shall be no trading on such date, then on the next previous date on which there shall have been trading of the Common Stock);

(ii) if the Common Stock is not listed on a national securities exchange, if applicable, the average of the highest bid and the lowest ask prices at the close of business in the over-the-counter market on the date on which the option is granted; or

(iii) if the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, as determined by the Board (in connection with determining the option in accordance with Section 9 hereof) or the Administrator (in connection with determining tax withholding obligations in accordance with Section 2(b)(iv) and Section 11 hereof), in good faith on the basis of available financial information (including, if available and without limitation, information regarding recent sales of Common Stock), using any reasonable valuation method. The Board’s or the Administrator’s (as the case may be) determination of the fair market value shall be conclusive.

(m) “Non-Qualified Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(n) “Option” means a Non-Qualified Stock Option granted pursuant to this Plan.

(o) “Option Agreement” means a written agreement between the Company and a Service Provider evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of this Plan.

(p) “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(q) “Optioned Stock” means the Common Stock subject to an Option.

(r) “Optionee” means the holder of an outstanding Option granted under this Plan.

(s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Plan” means this 2005 Non-Qualified Stock Option Plan.

(u) “Securities Act” means the Securities Act of 1933, as amended.

(v) “Service Provider” means an Employee, Director or Consultant.

(w) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14.

(x) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

MACRO HOLDING, INC.

By:

, on behalf of the Board of Directors

Exhibit “A”

[Attach Copy of Stock Option Agreement Approved by the Board]

2005 NON-QUALIFIED STOCK OPTION PLAN

EXERCISE NOTICE AND AGREEMENT

Rackspace, Inc.

9725 Datapoint Drive, Suite 100

San Antonio, Texas 78229

Attn: Secretary

1. Exercise of Option. Effective as of today,                     , 200    , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase              shares of Common Stock (the “Shares”, which term for purposes of this Exercise Notice and Agreement includes any securities issued in exchange for or as a result of the Common Stock) of Rackspace, Inc. (the “Company”) pursuant to the Company’s 2005 Non-Qualified Stock Option Plan (the “Plan”) and the Stock Option Agreement dated              (the “Option Agreement”). Capitalized terms not otherwise herein shall have the same meaning as in the Option Agreement.

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Right as Stockholder. Until the issuance of the Shares (as evidenced by the issuance of an appropriate stock certificate, or the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 14 of the Plan.

5. Company’s Right of First Refusal. Optionee shall not sell or otherwise transfer any Shares except in compliance with applicable securities laws and except in accordance with terms and conditions set forth in this Section 5 and any other applicable restrictions on the Shares. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) Holder’s bona fide intention to sell or otherwise transfer such Shares and that the Holder has entered into, subject to this Right of First Refusal, a binding agreement to sell or otherwise transfer such Shares (a “Proposed Sale

Agreement”); (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s). Along with such Notice, the Holder shall deliver to the Company a complete copy of the fully executed Proposed Sale Agreement.

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase up to all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (the “Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within sixty (60) days after receipt of the Notice or, if later, at the time set forth in the Notice. If the Company, or its assignee, makes the consideration available, at the time and place and in the amount and form provided for in this Section for the Shares to be purchased pursuant to the Right of First Refusal, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of the Shares (other than the right to receive payment of such consideration as set forth herein). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefore have been delivered as required by this Section.

(e) Holder’s Right to Transfer. To the extent the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to the Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 90 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee executes each agreement requested by the Company with respect to such Shares and agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of the Right of First Refusal. “Immediate Family” as used herein shall mean spouse or lineal descendant. In such case, (i) the transferee or other recipient shall (A) receive and hold the Shares so transferred subject to the provisions of this Section and (B) execute each agreement requested by the Company with respect to such Shares, and (ii) there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

6. Company’s Right to Repurchase Shares.

(a) Termination of Employment; Competition. The Company shall have the right to purchase any Shares acquired by Optionee in the event that Optionee (i) is terminated for “cause”, (ii) before being continuously employed by the Company for more than 36 months, resigns or is terminated without “cause”, or (iii) at any time Engages in Competition. The purchase price for the Shares shall be the exercise price paid by Optionee plus an amount necessary to provide an annualized 6% rate of return from the date the Shares were acquired upon exercise of the Option. However, if (i) Optionee’s employment is terminated without “cause,” and (ii) at such time the Company is a reporting company under the Exchange Act, the purchase price for the Shares shall equal the Fair Market Value. For the purposes hereof, termination for “cause” shall mean termination of employment by the Company, a Parent or a Subsidiary made on the basis of the conduct (whether acts or omissions) or performance of Optionee. The Administrator shall have the sole right to make the determination of whether or not the termination is for “cause.” Optionee agrees to notify the Company in writing of each employer of Optionee and each person and entity to whom Optionee provides services for compensation from and after the date hereof so long as this Option remains outstanding and thereafter so long as Optionee or any of Optionee’s transferees hold or has any interest in any Shares.

(b) Exercise of Right. If the Company desires to exercise its right to purchase such Shares, it shall within 120 days after the date employment terminates or the Company knows that Optionee Engages in Competition, as applicable, (i) deliver a notice of exercise to Optionee, and (ii) make available at the offices of the Company, a check in the amount of the purchase price for the Shares. If the Company makes the consideration available, at the time and place and in the amount and form provided for in this Section for the Shares to be purchased pursuant to the Company’s repurchase rights, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of the Shares (other than the right to receive payment of such consideration as set forth herein). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therfor have been delivered as required by this Section.

7. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted and will consult with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company or any of its agents or representatives for any tax advice.

8. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS, IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE CORPORATION) SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A 180-DAY MARKET STANDOFF AGREEMENT, A RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHTS HELD BY THE CORPORATION AS SET FORTH IN AN EXERCISE NOTICE BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THE SHARES.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfer its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice and Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice and Agreement to single or multiple assignees, and this Exercise Notice and Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice and Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

10. Interpretation. Any dispute regarding the interpretation of this Exercise Notice and Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to the Optionee, at the Optionee’s address, facsimile number or electronic mail address set forth on the signature page to the Option Agreement, or at such other address, facsimile number or electronic mail address as the Optionee may designate by ten (10) days’ advance written notice to the Company or (b) if to the Company, to its principal executive office and directed to the attention of the President, or at such other address as the other address as the Company may designate by ten (10) days’ advance written notice to the Optionee. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or when directed to the electronic mail address set forth on the signature page to the Option Agreement. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, the Optionee agrees that such notice may be given by facsimile or by electronic mail.

12. Governing Law; Severability. This Exercise Notice and Agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the remaining provisions hereof will continue in full force and effect.

13. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice and Agreement, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:

OPTIONEE:	RACKSPACE, INC.

By:
Name:
Title:

Date Received